SOUND FEDERAL SAVINGS





                              AMENDED AND RESTATED
                            DIRECTOR RETIREMENT PLAN







                             White Plains, New York


                      Originally Effective January 1, 2004
                As Amended and Restated Effective January 1, 2005


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                              SOUND FEDERAL SAVINGS
                              AMENDED AND RESTATED
                            DIRECTOR RETIREMENT PLAN

     THIS AMENDED AND RESTATED DIRECTOR RETIREMENT PLAN (the "Plan"), sponsored by Sound Federal Savings, a federally chartered savings association (the "Association"), to provide Participants (as defined herein) or their beneficiaries with retirement income benefits, amends and restates in its entirety the Sound Federal Savings Director Retirement Plan. The original effective date of this Plan was January 1, 2004. This Plan is hereby amended and restated effective as of January 1, 2005, in accordance with the terms set forth herein.

     WHEREAS, the Association maintains the Directors Retirement Plan, effective as of January 1, 2004 for the benefit of certain directors of the Association; and

     WHEREAS, the directors serve the Association as members of the Board of Directors (the "Board of Directors"); and

     WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), requires that certain types of nonqualified deferred compensation arrangements comply with its terms or be subject to current taxes and penalties; and

     WHEREAS, the Board of Directors now desires to amend and restate the Directors Retirement Plan effective as of January 1, 2005, in order to comply with Code Section 409A, and for certain other purposes.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Association and the directors agree as follows:

                                    Article I
                                   Definitions

Section 1.01      Definitions.
                  -----------

     In this document, whenever the context so indicates, the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms "he," "his," and "him," shall refer to a Participant or a beneficiary of a Participant, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

(a) "Annual Retirement Benefit" means, unless otherwise set forth herein, a retirement benefit paid as 100% of the sum of the annual fees paid to a Director for attendance at regular monthly Board of Directors' meetings for the calendar year in which the Director's Retirement Date occurs, plus the amount of any annual stipend paid to a Director in that year.

(b)  "Association" means Sound Federal Savings, White Plains, New York.

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(c)  "Board of Directors" means the Board of Directors of the Association.

(d) "Change in Control" of the Association shall mean (i) a change in ownership of the Association under paragraph (1) below, or (ii) a change in effective control of the Association under paragraph (2) below, or (iii) a change in the ownership of a substantial portion of the assets of the Association under paragraph (3) below:

     (1) Change in the ownership of the Association. A change in the ownership of the Association shall occur on the date that any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B)), acquires ownership of stock of the corporation that, together with stock held by such person or group, %%constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation.

     (2) Change in the effective control of the Association. A change in the effective control of the Association shall occur on the date that either (i) any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35% or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation's board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of Directors prior to the date of the appointment or election, provided that this sub-section (ii) is inapplicable where a majority shareholder of the Association is another corporation.

     (3) Change in the ownership of a substantial portion of the Association's assets. A change in the ownership of a substantial portion of the Association's assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of the Association, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.

     (4) For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Proposed Treasury Regulation Section 1.409A-3(g), except to the extent that such proposed regulations are superseded by subsequent guidance. In addition, for purposes of this Section 1.01(d) only, "Association" shall be construed to mean also "Company."

(e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(f)  "Company" means Sound Federal Bancorp, Inc.

(g) "Director" means a member of the Board of Directors serving on the Board of Directors on January 1, 2004.

(h) "Participant" means a Director who satisfies the eligibility requirements set forth in Section 2.01 (a) of the Plan.

(i) "Plan" means this Sound Federal Savings Amended and Restated Director Retirement Plan.

(j) "Retirement Date" means the date on which a Director retires from the Board of Directors. For this purpose, a Director shall be considered to have retired from the Board of Directors upon his Separation from Service for any reason, including but not limited to death or Disability, unless such Separation from Service is as a result of the Board of Directors having "just cause," which shall be determined by the Board of Directors and shall include any of the following: (i) gross negligence or gross neglect, (ii) the commission of a felony or gross misdemeanor involving moral turpitude, fraud, or dishonesty, (iii) the willful violation of any law, rule or regulation (other than a traffic violation or similar offense), (iv) misappropriation of or other intentional misconduct damaging to the property or business of the Association, the Company or any subsidiary of the Association, (v) an intentional failure to perform stated duties, or
     (vi) a breach of fiduciary duty involving personal profit.

(k)  "Separation from Service" means

     (1) the Participant's death, retirement or termination of employment with the Association.

     (2) No Separation from Service shall be deemed to occur due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as the Participant's right to reemployment is provided by law or contract. If the leave exceeds six months and the Participant's right to reemployment is not provided by law or by contract, then the Participant shall be deemed to have a Separation from Service on the first date immediately following such six-month period.

     (3) The Participant shall not be treated as having a Separation from Service if the Participant provides more than insignificant services for the Association following the Participant's actual or purported termination of employment with the Association. Services shall be treated as not being insignificant if such services are performed at an annual rate that is at least equal to 20% of the services rendered by the Participant for the Association, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such shorter period of employment) and the annual base compensation for such services is at least equal to 20% of the average base compensation earned during the final three full calendar years of employment (or if employed less than three years, such shorter period of employment).

     (4) Where the Participant continues to provide services to a previous employer in a capacity other than as an employee, a Separation from Service will not be deemed to have occurred if the Participant is providing services at an annual rate that is 50% or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual base compensation for such services is 50% or more of the annual base compensation earned during the final three full calendar years of employment (or if less, such lesser period).

(l) "Specified Employee" means a "key employee" of a publicly traded company, as defined in Code Section 416(i) or, if different, within the meaning of Code Section 409A and the Proposed Regulations or other guidance issued thereunder.

                                   Article II
                            Eligibility and Benefits

Section 2.01      Eligibility.
                  -----------

(a) All Directors shall be eligible to participate in this Plan. Service with the board of directors of any entity other than the Association shall not be credited for any purpose under this Plan.

(b) A Director's participation in the Plan shall terminate upon his death or upon his ceasing to be a member of the Board of Directors, unless a benefit is otherwise payable pursuant to the terms of the Plan.

Section 2.02      Determination of Benefits.
                  --------------------------

(a) A Director who retires or dies at or after age 70 with fifteen (15) or more years of continuous service on the Board of Directors shall receive 100% of his or her Annual Retirement Benefit, payable in accordance with Section 2.03(a) herein.

(b) A Director who retires or dies at or after age 60 with five (5) or more years of continuous service on the Board of Directors shall receive an Annual Retirement Benefit equal to the amount calculated by multiplying the Annual Retirement Benefit by the lesser of 100%, or a fraction, the numerator of which is the number of years of service and the denominator of which is fifteen (15). The maximum Annual Retirement Benefit is equal to 100% of the Director's Annual Retirement Benefit.

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(c)  Directors who retire before age 60 (other than due to  Disability)  receive no benefits under this Plan, regardless of years of continuous service.

(d) A Director who incurs a Disability shall be entitled to the Annual Retirement Benefit calculated in accordance with Section 2.02(b) upon his Separation from Service with the Board of Directors, notwithstanding his age upon termination due to Disability. For this purpose, "Disability" has the meaning set forth in Proposed Treasury Regulation Section 1.409A-3(g)(4).

(e) A Director who is terminated for just cause pursuant to Section 5.05 shall forfeit all benefits hereunder.

Section 2.03      Time and Manner of Payment.
                  --------------------------

(a) The Annual Retirement Benefits provided in Section 2.02(a), (b), (c) or (d) of the Plan shall be payable for twenty (20) years. Said benefit shall be paid to the Director (or his beneficiary or estate, as applicable) in equal monthly installments commencing upon the first business day of the month coincident with or immediately following the Director's Retirement Date, and shall continue for a period of twenty (20) years.

(b) In the following circumstances and to the following extent, the Plan administrator may, in its sole discretion, authorize the acceleration of the payment of benefits under the Plan:

     (1)  Unforeseeable Emergency.
          ----------------------

          In the event that a Participant has suffered an unforeseeable emergency, the Plan administrator may, in its sole discretion and to the extent permitted under Section 409A of the Code, allow such Participant to obtain a lump sum payment of an amount not to exceed the lesser of the present value of the then remaining benefits otherwise payable to the Participant and the amount necessary to alleviate the unforeseeable emergency. Such lump sum payment shall be in lieu of the equivalent benefits that would otherwise be payable to a Participant. For these purposes an "unforeseeable emergency" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Amounts allowed as a hardship distribution may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

     (2)  Compliance with Domestic Relations Order.
          ----------------------------------------

          To the extent required to comply with the terms of a domestic relations order (within the meaning of Section 414(p) of the Code) directed to and served upon the Plan, the Plan administrator may direct the payment of all or any portion of the benefit to which a Participant is entitled to at any time or in accordance with any benefit payment schedule set forth in such order. Such lump sum payment shall be in lieu of the benefits that would otherwise be payable to a Participant.

     (3)  Compliance with Certificate of Divestiture.
          ------------------------------------------

          To the extent necessary to effect compliance with a certificate of divestiture (within the meaning of Section 1043(b)(2) of the Code), the Plan administrator may permit a lump sum payment in an amount up to the present value of the then remaining benefits otherwise payable to the Participant under this Plan. Such lump sum payment shall be in lieu of the benefits that would otherwise be payable to a Participant.

(c) Notwithstanding anything in the Plan to the contrary, to the extent required under Section 409A of the Code, no payment to be made to a Specified Employee shall be made sooner than six (6) months after such Specified Employee's Separation from Service.

                                   Article III
                                Change in Control

Section 3.01      Change in Control.
                  -----------------

(a) Notwithstanding any other provision in this Plan to the contrary, in the event of a Change in Control, each Director serving on the Board of Directors on the date of the Change in Control will be credited with years of service assuming the Director would have remained a member of the Board of Directors until age 70. The lump sum equivalent to the present value of the benefit due under Article II shall be paid to the Director at the time of the Change in Control. Notwithstanding the foregoing, the Director may elect to receive his Annual Retirement Benefit following a Change in Control in annual installments over a 5, 10 or 15 year period (provided, however, that such alternative forms of distribution shall be the actuarial equivalent of monthly installments for 20 years). The Director shall make this election on the Change in Control Election Form attached hereto as Exhibit A. Such election, if made, shall be made no later than December 31, 2005.

(b) A Director who has retired prior to a Change in Control shall receive immediately upon a Change in Control a lump sum payment equal to the present value of the then remaining Annual Retirement Benefit payable to such Director.

                                   Article IV
                                 Administration

     The administration of the Plan, the exclusive power to interpret it, and the responsibility for carrying out its provisions are vested in the Association or its designee. The Association or its designee shall have the authority to resolve any question under the Plan. The determination of the Association or its designee as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law. Claims for benefits under the Plan shall be submitted in writing to the Association or to an individual designated by the Association for this purpose.

                                    Article V
                               General Provisions

Section 5.01      No Funding.
                  ----------

(a) All amounts payable in accordance with the Plan shall constitute a general unsecured obligation of the Association. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Association.

(b) The Association may, for administrative reasons, establish a grantor trust with an independent trustee for the benefit of Participants in the Plan. The assets, if any, placed in said trust shall be held separate and apart from other Association funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement. The Association shall be treated as "grantor" of said trust for purposes of Section 677 of the Code. The agreement of said trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Association to satisfy claims of the Association's general creditors and that the rights of such general creditors are enforceable by them under federal and state law. Notwithstanding anything herein to the contrary, in the event of a Change in Control or imminent Change in Control, the Association shall establish a grantor trust (if none has been previously established hereunder) and shall transfer to such trust prior to the Change in Control, the present value of an amount sufficient to fully fund the present value of the Annual Retirement Benefit of each Director.

Section 5.02      Amendment of the Plan.
                  ---------------------

     The Association reserves the right to modify or amend the Plan, in whole or in part, at any time, and from time to time. However, no modification or amendment shall adversely affect the right of any Participant hereunder.

Section 5.03      Termination of the Plan.
                  ------------------------

     Subject to the requirements of Code Section 409A, in the event of complete termination of the Plan, the Plan shall cease to operate and the Association shall pay out to the Participant his benefit as if the Participant had terminated employment as of the effective date of the complete termination. Such complete termination of the Plan shall occur only under the following circumstances and conditions:

          (1) The Board of Directors may terminate the Plan within 12 months of a corporate dissolution taxed under Code section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. ss.503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participant's gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

          (2) The Board of Directors may terminate the Plan within the 30 days preceding a Change in Control (but not following a Change in Control), provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Association are terminated so that the Participant and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the termination of the arrangements.

          (3) The Board of Directors may terminate the Plan provided that (i) all arrangements sponsored by the Association that would be aggregated with this Plan under Proposed Regulations Section 1.409A-1(c) if the Participant covered by this Plan was also covered by any of those other arrangements are also terminated; (ii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iii) all payments are made within 24 months of the termination of the arrangements; and (iv) the Association does not adopt a new arrangement that would be aggregated with any terminated arrangement under Proposed Regulations Section 1.409A-1(c) if the Participant participated in both arrangements, at any time within five years following the date of termination of the arrangement.

Section 5.04      Non-alienation.
                  --------------

     Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.

Section 5.05      Forfeiture for Just Cause.
                  -------------------------

     In the event that the Director's service as a Director is involuntarily terminated for reason of serious misconduct, including by way of example, and not by way of limitation, dishonesty or fraud on the part of such Participant in his relationship with the Association, all benefits that would otherwise be payable to him under the Plan shall be forfeited.

Section 5.06      Construction.
                  ------------

(a) The Plan shall be construed, regulated and enforced under the laws of the State of New York, without giving regard to any conflicts of laws principles thereof.

(b) The masculine pronoun shall mean the feminine wherever appropriate, and the singular shall include the plural.

(c) The illegality or unenforceability of any particular provision of this document shall not affect the other provisions and the Plan shall be construed in all respects as if such invalid provision were omitted.

(d) The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

Section 5.07      12 U.S.C. ss. 1828(k).
                  ---------------------

     Any payments made to a Director pursuant to this Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss. 1828(k) and any regulations promulgated thereunder.

Section 5.08      Effective Date.
                  --------------

     The original effective date of the Plan was January 1, 2004. The Plan is hereby amended and restated effective January 1, 2005 in order to comply with Code Section 409A.

Section 5.09      Late Payments.
                  -------------

     Any payment due and payable  under this Plan that is not made within thirty
(30) days after the date on which it is first due and payable shall continue to bear interest or other earnings from the date it is first due through the date of actual payment unless the delay in payment results solely from an act or failure to act on the part of the payment recipient. Where a delay in excess of thirty (30) days has occurred in the commencement of any series of payments, the first payment made shall also include any previous installments that are due.

Section 5.10      Cashout of Small Benefits.
                  -------------------------

     If at any time the total present value of the payment due and payable to a person under this Plan equals $10,000 or less, such entire present value shall be paid to the recipient as soon as practicable. Any such payment shall be in full settlement of such person's interest under this Plan.

Section 5.11      Required Regulatory Provisions.
                  ------------------------------

     The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Association:

(a) Notwithstanding anything herein contained to the contrary, if the Director is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Association pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (the "FDI Act"), 12 U.S.C. Section 1818(e)(3) or 1818(g)(1), the Association's obligations under this Plan shall be suspended as of the date
                                       9
     of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Association, in its discretion, may (i) pay to the Director all or part of the compensation withheld while the Association's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

(b) Notwithstanding anything herein contained to the contrary, if the Director is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. Section 1818(e)(4) or (g)(1), all prospective obligations of the Association under this Plan shall terminate as of the effective date of the order, but vested rights and obligations of the Association and the Director shall not be affected.

(c) Notwithstanding anything herein contained to the contrary, if the Association is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. Section 1813(x)(1)), all prospective obligations of the Association under this Plan shall terminate as of the date of default, but vested rights and obligations of the Association and the Director shall not be affected.

(d) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Association hereunder shall be terminated, except to the extent that a continuation of this Plan is necessary for the continued operation of the Association as determined: (i) by the Director of the OTS or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. Section 1823(c); or (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Association or when the Association is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Plan.

Section 5.12      Compliance with Section 409A of the Code.
                  ----------------------------------------

     The Plan is intended to be a non-qualified deferred compensation plan described in Section 409A of the Code. The Plan shall be operated, administered and construed to give effect to such intent. To the extent that a provision of the Plan fails to comply with Code Section 409A and a construction consistent with Code Section 409A is not possible, such provision shall be void ab initio.

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

In addition, the Plan shall be subject to amendment, with or without advance notice to Participants and other interested parties, and on a prospective or retroactive basis, including but not limited to amendment in a manner that adversely affects the rights of Participants and other interested parties, to the extent necessary to effect such compliance.


                            [Signature Page Follows]








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


     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first written above.



Attested to:                                      SOUND FEDERAL SAVINGS




/s/ Anthony J. Fabiano                      By:    /s/s Bruno J. Gioffre
-------------------------------                   ------------------------------
                                                  For the Board of Directors

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


                                    Exhibit A

                              SOUND FEDERAL SAVINGS
                  AMENDED AND RESTATED DIRECTOR RETIREMENT PLAN

                         CHANGE IN CONTROL ELECTION FORM


     According to the terms of Section 3.01 of this Plan, I understand that in the event of a Change in Control, unless I elect to receive my Annual Retirement Benefit in installments, I shall receive a lump sum payment equal to the present value of my Annual Retirement Benefit at the time of the Change in Control.

     I may elect to receive my Annual Retirement Benefit in installments in connection with or following a Change in Control and that such election must be made no later than December 31, 2005.

     In the event of a Change in Control of the Association, I hereby elect to receive my Annual Retirement Benefit in the following form (check one):

         ________ Lump Sum Distribution

         ________ Substantially equal monthly payments over a period of:

                           __________        5 Years

                           __________       10 Years

                           __________       15 Years





Signature   ______________________________

Date   __________________________________


Received by the Association this ______ day of _________________, 20___.

By  ____________________________________
Title  __________________________________

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